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                                                                  EXHIBIT 10.9.2

                              AMENDMENT NUMBER 3 TO
                   MICROSOFT CORPORATION/WORLD TRAVEL PARTNERS

     This AMENDMENT NUMBER 3 is made to that certain MICROSOFT CORPORATION/ WORLDTRAVEL PARTNERS SERVICE AGREEMENT, effective as of October 9, 1996 (the "Original Agreement"), by and between MICROSOFT CORPORATION, a Washington corporation ("MS"), and WORLDTRAVEL PARTNERS, L.P., a Georgia Limited Partnership ("WTP"), which was subsequently amended by that certain AMENDMENT NUMBER 1, effective as of January 1, 1999 ("AMENDMENT NUMBER 1"), by and between MS, and WORLDTRAVEL TECHNOLOGIES, L.L.C., a Georgia Limited Liability Company ("WTT"), and which was further amended by that certain AMENDMENT NUMBER 2, effective as of July 1, 2000 ("AMENDMENT NUMBER 2"), by and between Expedia, Inc., a Washington corporation ("EI") and TRX, a Georgia corporation ("TRX") (the Original Agreement, AMENDMENT NUMBER 1, and AMENDMENT NUMBER 2, are collectively defined herein as the "Amended Agreement"). This AMENDMENT NUMBER 3, is effective as of March 1, 2002 ("Effective Date of AMENDMENT NUMBER 3"), and is executed as of the later of the two signature dates below ("Execution Date of AMENDMENT NUMBER 3"). The Amended Agreement as amended by AMENDMENT NUMBER 3 is hereby defined as the "Agreement."

     All initially capitalized terms shall have the meanings provided to them in the Amended Agreement unless otherwise defined in this AMENDMENT NUMBER 3. The parties agree as follows:

1. Exhibit D (Fees/Costs) is amended and restated in its entirety as set forth in the new Exhibit D attached hereto.

All other terms not expressly amended herein shall remain in full force and effect as set forth in the Amended Agreement.

EXPEDIA, INC.                               TRX

 /s/ Michael Day                             /s/ Scott Hancock
------------------------------------        --------------------------------------------
By                                          By

Michael Day                                 Scott Hancock
------------------------------------        --------------------------------------------
Name (Print)                                Name (Print)

Senior Vice President, Operations           General Manager and Executive Vice President
------------------------------------        --------------------------------------------
Title                                       Title

2/27/02                                     3/1/02
------------------------------------        --------------------------------------------
Date                                                 Date

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

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                             Exhibit D - Fees/Costs

1.   Payment:

     Expedia will pay TRX on a Mid/Back Office and Front Office Fee basis in accordance with the prices set forth below:

     (1) "Mid/Back Office Fee" as used herein shall include payment for the following services: ticketing, refunds, voids, exchanges, support for LTA (lost ticket applications) reconciliation, debit memo processing, process and ticket distribution, ARC processing, record keeping and accounting, quality control processes (CoRRe, CRS scripts, all automated/robotic processes), delivery emails, schedule change processing and emails, survey emails, system planning and maintenance and reporting. The parties may mutually agree in writing to include other services within this definition of Mid/Back Office Fee. The parties agree that the Mid/Back Office Fee shall be [*] for the term of this Agreement.

     (2) "Front Office Fee" as used herein shall include payment for the following services: emails answered ("Emails"), Calls, reporting, system planning and maintenance, resolution and escalation for pre-trip and en-route customer service issues, and post-travel customer service research and issue resolution ("CRD"). The parties may mutually agree to include other services within this definition of Front Office Fee. The parties agree that the Front Office Fee shall be based on the formula set forth in Section (3)(b), (3)(c), and (3)(d) below.

     (3)  The monthly payment will be determined as follows:

          (a) TRX will multiply the number of Tickets issued per month ("Net Voided Tickets") times the Mid/Back Office Fee to calculate the price per month. (For example, if 100,000 Tickets are sold during a particular month, payment will be 100,000 multiplied by [*] or [*]).

          (b) Expedia will pay TRX for the Services in accordance with the prices set forth below (based on an assumption of [*] minutes per telephone Call which includes talk time, hold time and after Call work, defined hereinafter as the "Call Standard"). In the case where actual telephone Call handling durations vary [*] above the Call Standard and TRX can substantiate claims in writing to Expedia's reasonable satisfaction that material changes to Expedia's Call handling tools or procedures caused said increase in Call handling durations for any two (2) consecutive months, Expedia has thirty (30) days from substantiation of such claims to correct and/or change said Expedia Call handling tools or procedures in an effort to reduce Call handling durations to be within [*] of the Call Standard. In the event Expedia does not assist in reducing Call durations to be within [*] of the Call Standard, TRX has the right to demand that the parties negotiate in good faith to mutually agree upon a new per Call price which will be paid retroactively to the first month of the increased Call handling duration. In the case where actual Call

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

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               handling durations vary [*] below the Call Standard for any three
               (3) consecutive months, Expedia has the right to demand that the parties negotiate in good faith to mutually agree upon a new per Call price to be paid retroactively to the first month of the decreased Call handling duration. TRX will multiply the number of Calls answered per month times [*] to calculate the price per month. (For example, if there are 50,000 inbound Calls answered during a particular month, payment will be 50,000 multiplied by [*] or [*]).

                    (c) TRX will multiply the number of Emails per month by [*]
               to calculate the price per month. (For example, if there are 50,000 Emails during a particular month, payment will be 50,000 multiplied by [*] or [*]). TRX agrees to answer Emails at discounted pricing based on volume. The parties agree that Expedia will pay TRX [*] for each Email in excess of [*] Emails in a calendar month.

                    (d) TRX will multiply the number of CRD Cases Completed
               (defined below) per month by [*] to calculate the price per month. (For example, if there are 1,000 CRD during a particular month, payment will be 1,000 multiplied by [*] or [*]). For the purpose of clarity, "CRD Cases Completed" refers to the number of unique customer service cases which require off-line follow-up research with a vendor and/or Expedia and which shall include verbal and written follow-up communication to the customer (except in such cases that vendor and/or EI will conduct such follow-up) and adequate documentation entered into the [*] system.

                    (e) In addition, TRX agrees to consolidate Expedia's support activities to its Atlanta, GA, Parkersburg, WV, and Orangeburg, SC facilities. Once accomplished, Expedia agrees to pay TRX the monthly costs of internet access bandwidth to its Parkersburg, WV and Orangeburg, SC customer contact centers for each month that TRX's total [*] utilization rate exceeds [*] of Calls answered. For the purpose of clarity, it is estimated that total monthly costs for internet bandwidth to both centers is [*]. Notwithstanding the foregoing, in no event will Expedia's commitment to this cost exceed [*] per month. TRX will invoice Expedia for actual bandwidth costs (not to exceed [*] per month) for each month that TRX's total [*] utilization rate exceeds [*] of Calls answered.

                    (f) Each month, TRX will calculate the "Schedule Change
               Ratio" by dividing the actual number of outbound schedule change calls by the number of Calls. If the Schedule Change Ratio exceeds [*], Expedia shall pay TRX an additional amount which will be determined by multiplying (i) the difference of the number of outbound schedule change less the Target Schedule Change Calls (defined below) by (ii) [*]. The "Target Schedule Change Calls" shall mean the number equal to [*] multiplied by the number of Calls.

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

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          (4) Front Office and Mid/Back Office services shall encompass all
     Services that TRX has historically provided to Expedia.

          (5) The parties will actively work together to analyze the cause of Calls, inbound emails, and CRDs (what problems or issues motivate customers to Call, email, or CRD TRX), and improve these ratios (determine and implement a strategy/process design to prevent or reduce the number of Calls, inbound emails and CRDs.)

2.   Costs

     (a) Expedia shall bear the costs for the following items in connection with the Services ("Expedia Costs"):

          [*]

     (b) TRX shall bear all traditional costs associated with providing the Services ("TRX Costs"). Traditional costs are all costs that have been borne by TRX and Expedia as of the Execution Date of the AMENDMENT NUMBER 1, except for the Expedia Costs defined above and as may otherwise be set forth in the Agreement.

     (c) Expedia may request reasonable changes in the scope or manner of performance of the Services being performed by TRX hereunder. Upon receipt of each such request from Expedia (a "Change Request"), TRX will evaluate the impact that the Change Request will have on the resources required by TRX to perform the Services and the amounts then payable to TRX hereunder. TRX will give an initial response to such requests to Expedia as to the results of such evaluation (a "Change Proposal") within five (5) business days following receipt of that Change Request, unless otherwise agreed to by Expedia. If Expedia does not receive a written response to the Change Request within five (5) business days, the Change Request is deemed accepted. In the event that, upon the request of Expedia, TRX performs Services not included under this Agreement, Expedia shall bear any and all costs of such Services, including, but not limited to, technology development costs, as mutually agreed upon by the parties. Notwithstanding the provisions of Section 3 of the Agreement, in the event TRX provides technology development to Expedia as a Service not included under this Agreement, (i) if TRX charges Expedia below the then current market rate for such Service, TRX shall own any and all intellectual property rights for such developed technology; and (ii) if TRX charges Expedia at or above the current market rate for such Service, Expedia shall own any and all intellectual property rights for such developed technology.

     (d) Notwithstanding the requirements of Section 1(j) of the Agreement, TRX agrees, at no charge, to annually provide to and ensure that, all its employees and Expedia-permitted contractors and subcontractors performing any Services hereunder, agree to

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

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undertake and successfully complete a minimum of [*] hours of training to prepare TRX to provide the Services outlined in this Agreement (the "Minimum Annual Training"). [*] hours per quarter of the aforementioned [*] annual hours of training shall, if needed, be specifically related to enhancements to Expedia's products and services which materially change the services provided by TRX. In the event that TRX determines that additional training is needed, due to Expedia enhancements which materially change the services provided by TRX, TRX shall provide to Expedia, for review and approval, a proposed training plan, including a detailed description of the content of such training and the time required to conclude such training ("TRX Training Request"). Expedia may request that TRX provide specific training in addition to the Minimum Annual Training ("Expedia Training Request"). Upon receipt of an Expedia Training Request, TRX will evaluate the Expedia Training Request and provide a written proposal to Expedia as to the scope of the training, training schedule, and hours required to provide such training. Expedia agrees to provide the necessary training materials, for limited duplication, upon request by TRX and following Expedia approval, to be used by TRX to provide training. Expedia agrees to pay TRX [*] per hour for any training provided by TRX under a TRX Training Request approved and accepted by Expedia, or an Expedia Training Request approved and accepted by TRX.

     (e) Expedia shall bear all costs of and relating to and any and all American Express charges incurred in connection with the Services and shall pay all such costs directly to American Express. TRX agrees to provide to Expedia the applicable American Express bills and such other documentation reasonably requested by Expedia, which are in TRX's possession.

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[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission.